UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 8.01               Other Events.

On May 3, 2010, Tyco International Management Company, an affiliate of Tyco International Ltd. (the “Company”), entered into a consulting agreement with Robert B. Allen, presently the President, Chief Executive Officer and a director of Brink’s Home Security Holdings, Inc. (“BHS”). Pursuant to the terms of the consulting agreement, Mr. Allen will, upon the consummation of the Company’s acquisition of BHS (which is currently scheduled to take place on May 14, 2010, pending approval of the transaction by BHS shareholders) and for a period of twelve months thereafter, provide the Company with certain consulting services on a monthly, fixed fee basis.  The consulting agreement further provides that in exchange for his services, Mr. Allen will be entitled to receive a gross monthly fee of $72,917 and, during the term of the consultancy, Mr. Allen may not engage in any business that competes with the Company (including its ADT business) or solicit, recruit or hire any of the Company’s employees or customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

Date: May 4, 2010
	By:	/s/ John S. Jenkins Jr.
		Name:	John S. Jenkins Jr.
		Title:	Vice President and Corporate Secretary